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                                                                      EX-99.B6AI

                              VOYAGEUR FUNDS, INC.

                             DISTRIBUTION AGREEMENT

         THIS AGREEMENT is made and entered into as of this 1st day March, 1997, by and between Voyageur Funds, Inc., a Minnesota corporation (the "Company"), for and on behalf of its sole series, Voyageur U.S. Government Securities Fund (the "Fund"), and Delaware Distributors, L.P., a Delaware limited partnership ("DDLP"). This Agreement shall apply to the Class A, B, C and Y shares of the Fund.


                                   WITNESSETH:

         WHEREAS, Voyageur Fund Distributors, Inc. ("VFD") currently serves as the principal underwriter of the shares of the sole series of the Company and of the shares of the other registered open-end investment companies within the Voyageur mutual fund complex (the "Voyageur Funds"); and

         WHEREAS, on January 15, 1997, the indirect owners of VFD entered into an Agreement and Plan of Merger with Lincoln National Corporation ("LNC") which, when consummated (the consummation of such agreement is referred to herein as the "Merger"), will result in LNC's indirect ownership of, among others, VFD and its parent company, Voyageur Fund Managers, Inc., the investment adviser and administrator for the Voyageur Funds; and

         WHEREAS, to facilitate additional sales of shares of the Fund in anticipation of the Merger, the Board of Directors of the Company has determined that the Company should enter into a distribution agreement with DDLP under which DDLP will serve as co-underwriter of such shares along with VFD, which currently serves as the sole principal underwriter of such shares (VFD and DDLP may hereinafter be referred to as the "Co-Underwriters").

         NOW, THEREFORE, the parties hereto, intending to be legally bound hereby, agree as follows:

1. UNDERWRITING SERVICES

         The Company, on behalf of the Fund, hereby engages DDLP, and DDLP hereby agrees to act, as co-underwriter for the Fund in the sale and distribution of the shares of each class of the Fund to the public, either through dealers or otherwise. DDLP agrees to offer such shares for sale at all times when such shares are available for sale and may lawfully be offered for sale and sold.

2. SALE OF SHARES

         The shares of the Fund are to be sold only on the following


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terms:

         (a) All subscriptions, offers, or sales shall be subject to acceptance or rejection by the Company. Any offer for or sale of shares shall be conclusively presumed to have been accepted by the Company if the Company shall fail to notify DDLP of the rejection of such offer or sale prior to the computation of the net asset value of such shares next following receipt by the Company of notice of such offer or sale.

         (b) No share of the Fund shall be sold by DDLP (i) for any consideration other than cash or, pursuant to any exchange privilege provided for by the applicable currently effective Prospectus or Statement of Additional Information (hereinafter referred to collectively as the "Prospectus"), shares of any other Voyageur Fund, or (ii)uexcept in instances otherwise provided for by the applicable currently effective Prospectus, for any amount less than the public offering price per share, which shall be determined in accordance with the applicable currently effective Prospectus.

         (c) In connection with certain sales of shares, a contingent deferred sales charge will be imposed in the event of a redemption transaction occurring within a certain period of time following such a purchase, as described in the applicable currently effective Prospectus.

         (d) The front-end sales charge, if any, for any class of shares of the Fund may, at the discretion of the Company and the Co-Underwriters, be reduced or eliminated as permitted by the Investment Company Act of 1940, and the rules and regulations thereunder, as they may be amended from time to time (the "1940 Act"), provided that such reduction or elimination shall be set forth in the Prospectus for such class, and provided that the Company shall in no event receive for any shares sold an amount less than the net asset value thereof. In addition, any contingent deferred sales charge for any class of shares of the Fund may, at the discretion of the Company and the Co-Underwriters, be reduced or eliminated in accordance with the terms of an exemptive order received from, or any applicable rule or rules promulgated by, the Securities and Exchange Commission, provided that such reduction or elimination shall be set forth in the Prospectus for such class of shares.

         (e) DDLP shall require any securities dealer entering into a selected dealer agreement with DDLP to disclose to prospective investors the existence of all available classes of shares of the Fund and to determine the suitability of each available class as an investment for each such prospective investor.

3. QUALIFICATION OF SHARES

         The Company agrees to make prompt and reasonable efforts to effect and keep in effect, at its expense, the qualification of


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the Fund's shares for sale in such jurisdictions as the Company may designate.

4. INFORMATION TO BE FURNISHED TO DDLP

         The Company agrees that it will furnish DDLP with such information with respect to the affairs and accounts of the Company (and each class of the Fund) as DDLP may from time to time reasonably require, and further agrees that DDLP, at all reasonable times, shall be permitted to inspect the books and records of the Company.

5. ALLOCATION OF EXPENSES

         During the period of this Agreement, the Company shall pay or cause to be paid all expenses, costs and fees incurred by the Company which are not assumed by DDLP and/or VFD. VFD has agreed to provide, and pay costs which it incurs in connection with providing, administrative or accounting services to shareholders of the Fund (such costs are referred to as "Shareholder Servicing Costs"). DDLP may provide such services and pay Shareholder Servicing Costs associated therewith to the extent agreed to from time to time by DDLP and VFD. Shareholder Servicing Costs include all expenses of DDLP or VFD, as the case may be, incurred in connection with providing administrative or accounting services to shareholders of the Fund, including, but not limited to, an allocation of overhead of DDLP or VFD and payments made to persons, including employees of DDLP or VFD, who respond to inquiries of shareholders regarding their ownership of Fund shares, or who provide other administrative or accounting services not otherwise required to be provided by the Fund's investment adviser or transfer agent. VFD has also agreed to pay all costs of distributing the shares of the Fund ("Distribution Expenses"). DDLP may pay all or a portion of the Distribution Expenses as agreed to from time to time by DDLP and VFD. Distribution Expenses include, but are not limited to, initial and ongoing sales compensation (in addition to sales loads) paid to investment executives of DDLP or VFD, as the case may be, and to other broker-dealers and participating financial institutions; expenses incurred in the printing of prospectuses, statements of additional information and reports used for sales purposes; expenses of preparation and distribution of sales literature; expenses of advertising of any type; an allocation of the overhead of DDLP or VFD, as the case may be; payments to and expenses of persons who provide support services in connection with the distribution of Fund shares; and other distribution-related expenses.

6. COMPENSATION TO DDLP

         As compensation for all of its services provided and its costs assumed under this Agreement, DDLP shall receive the following forms and amounts of compensation:



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         (a) DDLP shall, as agreed to from time to time with VFD and as permitted by applicable law or regulation, be entitled to receive or retain any front-end sales charge imposed in connection with sales of shares of the Fund, as set forth in the applicable current Prospectus. Up to the entire amount of such front-end sales charge may be reallowed by DDLP to broker-dealers and participating financial institutions in connection with their sale of Fund shares. The amount of the front-end sales charge (if any) may be retained or deducted by DDLP from any sums received by it in payment for shares so sold. If such amount is not deducted by DDLP from such payments, such amount shall be paid to DDLP by the Company not later than five business days after the close of any calendar quarter during which any such sales were made by DDLP and payment received by the Company.

         (b) DDLP shall, as agreed to from time to time with VFD and as permitted by applicable law or regulation, be entitled to receive or retain any contingent deferred sales charge imposed in connection with any redemption of shares of the Fund, as set forth in the applicable current Prospectus.

         (c) Pursuant to the Company's Plan of Distribution adopted in accordance with Rule 12b-1 under the 1940 Act (the "Plan"):

                  (i) Class A and Class Y of the Fund are each obligated to pay DDLP and/or VFD, as agreed to from time to time by such parties and as permitted by applicable law or regulation, a total fee in connection with the servicing of shareholder accounts of such class and in connection with distribution-related services provided in respect of such class, calculated and payable quarterly, at the annual rate of .25% of the value of the average daily net assets of such class. All or any portion of such total fee may be payable as a Shareholder Servicing Fee, and all or any portion of such total fee may be payable as a Distribution Fee, as determined from time to time by the Company's Board of Directors. Until further action by the Board of Directors, all of such fee shall be designated and payable as a Shareholder Servicing Fee.


                  (ii) Class B and Class C of the Fund are each obligated to pay DDLP and/or VFD, as agreed to from time to time by such parties and as permitted by applicable law or regulation, a total fee in connection with the servicing of shareholder accounts of such class and in connection with distribution-related services provided in respect of such class, calculated and payable quarterly, at the annual rate of 1.00% of the value of the average daily net assets of such class. All or any portion of such total fee may be payable as a Shareholder Servicing Fee, and all or any portion of such total fee may be payable as a Distribution Fee, as determined from time to time by the Company's Board of Directors. With respect to each such class, until


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         further action by the Board of Directors, a portion of such total fee equal to .25% per annum of the average daily net assets of such class shall be designated and payable as a Shareholder Servicing Fee and the remainder of such fee shall be designated as a Distribution Fee.

         Average daily net assets shall be computed in accordance with the applicable currently effective Prospectus. Amounts payable under the Plan may exceed or be less than actual Distribution Expenses and Shareholder Servicing Costs. In the event such Distribution Expenses and Shareholder Servicing Costs exceed amounts payable under the Plan, DDLP shall not be entitled to reimbursement by the Company.

         (d) In each year during which this Agreement remains in effect, DDLP, as agreed to from time to time with VFD, will prepare and furnish to the Board of Directors of the Company, and the Board will review, on a quarterly basis, written reports complying with the requirements of Rule 12b-1 under the 1940 Act that set forth the amounts expended under this Agreement and the Plan, on a class by class basis as applicable, and the purposes for which those expenditures were made.

7. LIMITATION OF DDLP'S AUTHORITY

         DDLP shall be deemed to be an independent contractor and, except as specifically provided or authorized herein, shall have no authority to act for or represent the Fund or the Company.

8. SUBSCRIPTION FOR SHARES--REFUND FOR CANCELLED ORDERS

         DDLP shall subscribe for the shares of the Fund only for the purpose of covering purchase orders already received by it or for the purpose of investment for its own account. In the event that an order for the purchase of shares of the Fund is placed with DDLP by a customer or dealer and subsequently cancelled, DDLP shall forthwith cancel the subscription for such shares entered on the books of the Fund, and, if DDLP has paid the Fund for such shares, shall be entitled to receive from the Fund in refund of such payment the lesser of:

         (a) the consideration received by the Fund for said shares; or

         (b) the net asset value of such shares at the time of cancellation by DDLP.

9. INDEMNIFICATION OF THE COMPANY

         DDLP agrees to indemnify the Fund and the Company against any and all litigation and other legal proceedings of any kind or nature and against any liability, judgment, cost, or penalty imposed as a result of such litigation or proceedings in any way arising out of or in connection with the sale or distribution of


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the shares of the Fund by DDLP. In the event of the threat or institution of any such litigation or legal proceedings against the Fund, DDLP shall defend such action on behalf of the Fund or the Company at DDLP's own expense, and shall pay any such liability, judgment, cost, or penalty resulting therefrom, whether imposed by legal authority or agreed upon by way of compromise and settlement; provided, however, DDLP shall not be required to pay or reimburse the Fund for any liability, judgment, cost, or penalty incurred as a result of information supplied by, or as the result of the omission to supply information by, the Company to DDLP, or to DDLP by a director, officer, or employee of the Company who is not an "interested person," as defined in the provisions of the 1940 Act, of DDLP, unless the information so supplied or omitted was available to DDLP without recourse to the Fund or the Company or any such person referred to above.

10. FREEDOM TO DEAL WITH THIRD PARTIES

         DDLP shall be free to render to others services of a nature either similar to or different from those rendered under this contract, except such as may impair its performance of the services and duties to be rendered by it hereunder.

11. EFFECTIVE DATE, DURATION AND TERMINATION OF AGREEMENT

         (a) The effective date of this Agreement is set forth in the first paragraph of this Agreement. Unless sooner terminated as hereinafter provided, this Agreement shall continue in effect for a period of one year after the date of its execution, and from year to year thereafter, but only so long as such continuance is specifically approved at least annually by a vote of the Board of Directors of the Company, and of the directors who are not "interested persons" (as defined in the provisions of the 1940 Act) of the Company and have no direct or indirect financial interest in the operation of the Plan or in any agreement related to the Plan (including, without limitation, this Agreement), cast in person at a meeting called for the purpose of voting on this Agreement. Notwithstanding the preceding sentence, this Agreement shall terminate at 11:59 p.m., Philadelphia time, on June 30, 1997, if the Merger has not been consummated by such date, unless otherwise agreed by the parties.

         (b) This Agreement may be terminated at any time with respect to the Fund or any class thereof, without the payment of any penalty, by the vote of a majority of the members of the Board of Directors of the Company who are not "interested persons" (as defined in the provisions of the 1940 Act) of the Company and have no direct or indirect financial interest in the operation of the Plan or in any agreement related to the Plan (including, without limitation, this Agreement), or by the vote of a majority of the outstanding voting securities of the Fund (or such class), or by DDLP, upon 60 days' written notice to the other party.


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         (c) This Agreement shall automatically terminate in the event of its
"assignment" (as defined by the provisions of the 1940 Act).

         (d) Wherever referred to in this Agreement, the vote or approval of the holders of a majority of the outstanding voting securities of the Fund (or a class) shall mean the lesser of (i) the vote of 67% or more of the voting securities of the Fund (or such class) present at a regular or special meeting of shareholders duly called, if more than 50% of the Fund's (or class's, as applicable) outstanding voting securities are present or represented by proxy, or (ii) the vote of more than 50% of the outstanding voting securities of the Fund (or such class).

12. AMENDMENTS TO AGREEMENT

         No material amendment to this Agreement shall be effective until approved by DDLP and by vote of a majority of the Board of Directors of the Company who are not interested persons of the Company or DDLP.

13. NOTICES

         Any notice under this Agreement shall be in writing, addressed, delivered or mailed, postage prepaid, to the other party at such address as such other party may designate in writing for receipt of such notice.

         IN WITNESS WHEREOF, the Company and DDLP have caused this Agreement to be executed by their duly authorized officers as of the day and year first above written.

                                      VOYAGEUR FUNDS, INC.



                                      By  /s/Thomas J. Abood
                                          ------------------------
                                          Thomas J. Abood

                                      Its Secretary


                                      DELAWARE DISTRIBUTORS, L.P.


                                      By  Winthrop S. Jessup
                                          ------------------------
                                          Winthrop S. Jessup

                                      Its Vice Chairman